FIFTH AMENDMENT


          FIFTH AMENDMENT, dated as of April 1, 1996 (this "Amendment"), among PHILLIPS-VAN HEUSEN CORPORATION (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as agent (in such capacity, the "Agent") for the Banks. All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement referred to below.


                     W I T N E S S E T H :


          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of December 16, 1993 (as modified, supplemented or amended prior to the date hereof, the "Credit Agreement");

          WHEREAS, subject to the terms and conditions hereof, the Banks and the Borrower have agreed to amend the Credit Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


          1.    The Credit Agreement is hereby amended by (a) deleting Section
8.05 thereof in its entirety and (b) inserting in lieu thereof the following new Section 8.05:

                "8.05 Interest Coverage Ratio. The Borrower will not permit the ratio of (i) EBITDA to (ii) Interest Charges for any period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) ending on a date set forth below to be less than the ratio set forth opposite such date below:


          Fiscal Quarter Ending
             on or about                Ratio

          April 30, 1996                2.35:1.00
          July 31, 1996                 2.35:1.00
          October 31, 1996              2.50:1.00
          January 31, 1997              2.50:1.00
          April 30, 1997                2.75:1.00
          July 31, 1997                 2.75:1.00
          October 31, 1997              3.00:1.00
          January 31, 1998              3.00:1.00
          April 30, 1998                3.25:1.00
          July 31, 1998                 3.25:1.00
          Thereafter                    3.50:1.00


          2. Section 10 of the Credit Agreement is hereby amended by (a) deleting the definitions of "Applicable CD Rate Margin," Applicable Commitment Commission Percentage," "Applicable Eurodollar Margin" and "EBIT" in their entirety and (b) inserting the following new definitions in appropriate alphabetical order:

          "Applicable CD Rate Margin" shall mean, at any time when the Credit Rating is at any level set forth below, a percentage equal to the number of basis points set forth below opposite such Credit Rating (with 100 basis points equalling 1.0%):

                                         Applicable CD
           Credit Rating                  Rate Margin

           A-/A3                              27.5

           BBB+/Baa1                          32.5

           BBB/Baa2                           37.5

           BBB-/Baa3                          47.5

           BB+/Ba1                            62.5

           BB/Ba2 or lower                   112.5

          "Applicable Eurodollar Margin" shall mean, at any time when the Credit Rating of the Borrower is at any level set forth below, a percentage equal to the number of basis points set forth below opposite such Credit
     Rating (with 100 basis points equalling 1.0%):

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
                                          Applicable
                                          Eurodollar
           Credit Rating                    Margin

          A-/A3                               15

          BBB+/Baa1                           20

          BBB/Baa2                            25

          BBB-/Baa3                           35

          BB+/Ba1                             50

          BB/Ba2 or lower                    100

          "Applicable Letter of Credit Percentage" shall mean, at any time when the Credit Rating is at any level set forth below, a percentage equal to the number of basis points set forth below opposite such Credit Rating (with 100 basis points equalling 1.0%):

                                     Applicable Letter of
           Credit Rating               Credit Percentage

           A-/A3                              40

           BBB+/Baa1                          45

           BBB/Baa2                           50

           BBB-/Baa3                          60

           BB+/Ba1                            75

           BB/Ba2 or lower                   125

          "EBIT" shall mean, for any period, the sum of (i) Consolidated Net Income of the Borrower for such period, (ii) provisions for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and (iii) consolidated interest expense (including amortization of original issue discount and non-cash interest payments or accruals and the interest component of capitalized lease obligations), net of interest income theretofore deducted from earnings in computing Consolidated Net Income for such period; provided, however, that EBIT shall be determined without giving effect to the Borrower's $27,000,000 restructuring charge reflected in its financial statements for the fiscal year ending on or about January 31, 1996.
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
          "EBITDA" shall mean, for any period, EBIT for such period, adjusted by adding thereto the amount of all depreciation expense and amortization expense (net of amortization of landlord allowance) that were deducted in determining EBIT for such period.

          3. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Borrower and the Required Banks shall have executed and delivered a counterpart of this Amendment.

          4. Except as expressly amended hereby, the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          6.    THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE
STATE OF NEW YORK.


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
          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                           PHILLIPS-VAN HEUSEN CORPORATION



                           By
                             Title:


                           BANKERS TRUST COMPANY,
                             Individually, and as Agent


                           By
                             Title:


                           THE CHASE MANHATTAN BANK, N.A.



                           By
                             Title:


                           CITIBANK, N.A.



                           By
                             Title:


                           THE BANK OF NEW YORK



                           By
                             Title:

                           CHEMICAL BANK



                           By
                             Title:


                           THE FIRST NATIONAL BANK OF BOSTON



                           By
                             Title:



                           CIBC, INC.



                           By
                             Title:



                           UNION BANK



                           By
                             Title:






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